UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     January 22, 2003
                                                -------------------------------


                              NORTH BANCSHARES, INC.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in its Charter)


Delaware                            0-22800                    36-3915073
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(State or other             (commission file number)          (IRS Employer
jurisdiction of                                                Identification
incorporation)                                                 number)



100 West North Avenue, Chicago, Illinois                      60610
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320


                                    N/A
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           (Former name or former address, if changed since last report)

Item 5.  Other Events

     On January 22, 2003, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated January 22, 2003, regarding fourth quarter 2002 earnings, declaration of a regular quarterly dividend and the date of the annual stockholders meeting.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH BANCSHARES, INC.
                                         (Registrant)




Date: Janary 22, 2003                   /S/ Joseph A. Graber
      ---------------                   --------------------
                                        Joseph A. Graber
                                        President and
                                        Chief Executive Officer




                              CERTIFICATION


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of North Bancshares, Inc. (the "Company") that the Current Report on Form 8-K for the event on January 21, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.



Dated:   January 22, 2003                 /S/ Joseph A. Graber
      -------------------                 -----------------------
                                          Joseph A. Graber
                                          President and Chief Executive Officer



Dated:   January 22, 2003                 /S/ Martin W. Trofimuk
      -------------------                 ------------------------
                                          Martin W. Trofimuk
                                          Vice President, Treasurer and
                                          Chief Financial Officer

                                     EXHIBIT

         NORTH BANCSHARES, INC.       NEWS
         100 West North Avenue - Chicago, Illinois 60610 - 312-664-4320


         RELEASE:   IMMEDIATELY

         CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
             (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             FOURTH QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED
                               ANNUAL MEETING DATE

         CHICAGO, IL, JANUARY 22, 2003, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced both basic and diluted earnings per share increased to $.17 for the quarter ended December 31, 2002 compared with $.10 per share for the quarter ended December 31, 2001. Net income for the quarter ended December 31, 2002 increased by $74,000 and amounted to $188,000 compared with $114,000 for the quarter ended December 31, 2001.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on February 14, 2003 to stockholders of record as of January 31, 2003 and set Friday, April 25, 2003 at 4:00 PM at the main office of the Bank as the date, time and place of the Company's annual meeting of stockholders.

         Net interest income, before provision for loan losses, increased by $49,000 to $948,000 for the quarter ended December 31, 2002, compared with $899,000 for the quarter ended December 31, 2001. The increase was attributable to a $199,000 reduction in total interest expense partially offset by a $150,000 decrease in interest income.

         Non-interest income increased by $83,000 to $182,000 for the quarter ended December 31, 2002 compared with $99,000 for the quarter ended December 31, 2001. The increase was primarily attributable to a $64,000 increase in gain on the sale of investment securities available for sale and a $17,000 increase in gain on sale of mortgage loans held for sale.

         Non-interest expense increased by $23,000 to $817,000 for the quarter ended December 31, 2002 compared with $794,000 for the quarter ended December 31, 2001. The increase was primarily attributable to a $17,000 increase in compensation and benefits and a #13,000 increase in data processing expense partially offset by a $7,000 decrease in advertising expense.

         Cash and cash equivalents decreased by $1.4 million to $18.3 million at December 31, 2002 compared with $19.7 million at December 31, 2001. The decrease was primarily due to reinvesting federal funds sold into securities available for sale.

         Net loans receivable totaled $86.5 million at December 31, 2002 compared with $93.4 million at December 31, 2001. The $6.9 million decrease was due primarily to sales of long term fixed rate loans and accelerated repayments of existing loans due to the decline in interest rates that began in the year 2001 and continued through the year 2002. Equity line of credit loans increased by $6.8 million to $12.3 million at December 31, 2002 from $5.5 million at December 31, 2001. The Bank originated $46.0 million in loans during the year 2002 and recorded $49.0 million in repayments and $3.9 million in loan sales compared with $35.6 in originations, $30.5 million in repayments and $2.3 million in loan sales during the year 2001. At December 31, 2002, the Bank had $1.8 million in loan applications pending approval or closing and $9.7 in unused lines of credit. The company did not add to the allowance for loan losses during the quarter compared with $14,000 during the quarter ended December 31, 2001, due primarily to continued strong credit quality and a decrease in the loan portfolio. The total allowance for loan losses amounted to $326,000 or 0.38% of loans receivable at December 31, 2002 compared with $298,000 and 0.32% of loans receivable at December 31, 2001. There were no loans delinquent 60 days or more at December 31, 2002.

         Total deposits increased by $2.7 million and amounted to $90.1 million at December 31, 2002 compared with $87.4 million at December 31, 2001. The increase was attributable to a $1.0 million increase in certificates of deposit, a $1.0 million increase in checking and money market accounts and a $700,000 increase in passbook accounts. Non- interest bearing checking accounts increased 13% to $5.1 million at December 31, 2002 compared with $4.5 million at December 31, 2001. The weighted average cost of deposits decreased to 3.18% at December 31, 2002 from 3.64% at December 31, 2001.

         Stockholders' equity was $13.9 million at December 31, 2002 compared with $13.5 million at December 31, 2001. The increase was primarily attributable to $301,000 improvement in other comprehensive income (loss) due primarily to the decline in interest rates and its positive effect on the value of the securities portfolios. This was partially offset by a $193,000 increase in treasury stock as a result of stock repurchases partially offset by stock awards. Retained earnings increased by net income of $720,000 which was partially offset by $508,000 in dividend payments. The loan that funded the employee stock ownership plan was repaid in the fourth quarter of 2002 and therefore stockholders' equity increased by $111,000 although this amount was offset by ESOP compensation expense recorded during the year. Book value increased to $12.22 at December 31, 2002 compared with $11.66 at December 31, 2001.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "We have taken a number of steps this past year to diversify our loan portfolio and address our interest rate sensitivity. Our prime rate equity line of credit programs have been well received and we experienced excellent growth throughout the year. Our commercial real estate lending program has also provided us with a portfolio of higher-yielding adjustable rate loans. Both these portfolios will provide us with an income source that will increase in a rising rate environment." He added, "We experienced good deposit growth the past two years but anticipate that some of these funds will find their way back to the stock market and other investment alternatives as the economy improves."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 57 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         (FINANCIAL STATEMENTS ATTACHED)

                                     --MORE-

                                      NORTH BANCSHARES, INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                          (UNAUDITED)

  ASSETS                                               DECEMBER 31, 2002   DECEMBER 31, 2001
Cash and due from Banks                                           $ 1,629           1,497
Interest-bearing deposits                                           4,338           2,446
Federal funds sold                                                 12,253          14,697
Investment in dollar denominated mutual funds                          83           1,098
------------------------------------------------------------------------- ---------------
TOTAL CASH AND CASH EQUIVALENTS                                    18,303          19,738

Securities available for sale                                      26,875          18,753
Stock in Federal Home Loan Bank of Chicago                          3,999           2,770
Loans receivable, net of allowance for loan
 losses of $326 at December 31, 2002 and $298
 at December 31, 2001                                              86,464          93,425
Accrued interest receivable                                           503             725
Premises and equipment, net                                           850             743
Other assets                                                          799             607
------------------------------------------------------------------------- ---------------
TOTAL ASSETS                                                      137,793         136,761
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LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------- ---------------
Deposits
   Interest-bearing                                                85,074          82,964
   Non-interest-bearing                                             5,076           4,484
Borrowed Funds                                                     31,000          31,750
Advance payments by borrowers for taxes and
 insurance                                                            871             770
Amounts due to broker                                                   -           1,000
Accrued interest payable and other liabilities                      1,867           2,300
------------------------------------------------------------------------- ---------------
TOTAL LIABILITIES                                                 123,888         123,268
------------------------------------------------------------------------- ---------------

Preferred stock, $.01 par value. Authorized 500,000
 shares; none outstanding                                               -               -
Common stock, $.01 par value. Authorized 3,500,000
 shares; issued 1,914,075; outstanding 1,138,029 at
 December 31, 2002 and 1,156,774 at December 31, 2001                  19              19
Additional paid in capital                                         13,284          13,251
Retained earnings, substantially restricted                        12,140          11,928
Treasury stock, at cost (776,046 shares at December
 31, 2002 and 757,301 shares at December 31, 2001)                (11,745)        (11,552)
Accumulated other comprehensive income (loss)                         259             (42)
Unearned stock awards                                                 (52)              -
Common stock acquired by Employee Stock Ownership Plan                  -            (111)
------------------------------------------------------------------------- ---------------
TOTAL STOCKHOLDERS' EQUITY                                         13,905          13,493
------------------------------------------------------------------------- ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $137,793         136,761
------------------------------------------------------------------------- ---------------

                                          -MORE--


                                                       NORTH BANCSHARES, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

                                                             THREE MONTHS ENDED           YEAR ENDED
                                                                 DECEMBER 31,             DECEMBER 31,
                                                             2002           2001        2002         2001
INTEREST INCOME:
Loans receivable                                            $1,544         1,710       6,641         6,842
Interest-bearing deposits and federal funds sold                59            98         195           464
Securities available for sale                                  332           294       1,363         1,738
Dividend on FHLB stock and other interest income                59            42         191           175
----------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                        1,994         2,144       8,390         9,219
----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposit accounts                                               624           766       2,687         3,452
Borrowed funds                                                 422           479       1,733         2,174
----------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                       1,046         1,245       4,420         5,626
----------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES           948           899       3,970         3,593
PROVISION FOR LOAN LOSSES                                        -            14          28            36
----------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            948           885       3,942         3,557
----------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Gain on sale of securities available for sale                   64             -         182            11
Gain on sale of mortgage loans held for sale                    34            17          75            64
Other non-interest income                                       84            82         325           323
----------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                      182            99         582           398
----------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
Compensation and benefits                                      476           459       1,848         1,812
Occupancy expense                                              106            99         442           457
Professional fees                                               40            43         216           151
Data processing                                                 78            65         268           218
Advertising and promotion                                       25            32          98           141
Other non-interest expense                                      92            96         472           378
----------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                     817           794       3,344         3,157
----------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                     313           190       1,180           798
INCOME TAX EXPENSE                                             125            76         460           313
----------------------------------------------------------------------------------------------------------
NET INCOME                                                   $ 188           114         720           485
----------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
Basic                                                         $.17           .10         .62           .42
Diluted                                                       $.17           .10         .62           .42
----------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
Basic                                                    1,134,029     1,144,296   1,154,492     1,149,176
Diluted                                                  1,144,355     1,159,389   1,164,144     1,162,687
----------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                          $188           301       1,021         1,330
----------------------------------------------------------------------------------------------------------

                                                         --MORE-



SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                         THREE MONTHS ENDED    FISCAL YEAR ENDED
                                                                             DECEMBER 31,         DECEMBER 31,
                                                                            2002       2001       2002      2001
PERFORMANCE RATIOS:
-----------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)         0.54%       0.33%      0.52%     0.35%
Return on Stockholders' equity (ratio of net income to average equity)     5.45        3.40       5.28      3.72
Interest rate spread information:
 Average during period (1)                                                 2.33        2.14       2.49      2.09
 End of period (1)                                                         2.21        2.15       2.21      2.15
Net interest margin (1)                                                    2.82        2.69       2.97      2.67
Ratio of operating expenses to average assets (1)                          2.35        2.31       2.41      2.30
Efficiency ratio (2)                                                        .72         .80        .74       .79
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                             115.68      114.81     114.34    114.03
----------------------------------------------------------------------------------------------------------------


                                                                  DECEMBER 31, 2002         DECEMBER 31, 2001
ASSET QUALITY RATIOS:
-------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                         0.00                       0.00
Allowance for loan losses to non-performing loans                              N/A                        N/A
Allowance for loan losses to loans receivable                                 0.38                       0.32
CAPITAL RATIOS:
-------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                         10.09                       9.87
Average Stockholders' equity to average assets                                9.83                       9.49
Shares outstanding-actual                                                1,138,029                  1,156,774
Book value per share                                                         12.22                      11.66
Number of full service offices                                                   2                          2
-------------------------------------------------------------------------------------------------------------

(1) Annualized for the three month periods presented.
(2) Includes gains on sales.